UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WILLDAN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 17, 2020

Dear Stockholder:

You are cordially invited to attend our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 11, 2020 at 10:00 a.m. Pacific Daylight Time. We will be hosting this year’s Annual Meeting via live audiocast on the Internet. To participate, vote or submit questions during the Annual Meeting via live audiocast, please visit: www.meetingcenter.io/255118843. The password for the Annual Meeting is WLDN2020. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email) in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card.  You will not be able to attend the Annual Meeting in person.

We utilize the Internet as our primary means of furnishing proxy materials to our stockholders. Stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper or email copies of the proxy materials if they so choose. Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

At the Annual Meeting, you will be asked to (i) elect eight directors; (ii) ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2021; (iii) approve, on a non-binding advisory basis, the Company’s named executive officer compensation; and (iv) transact such other business as may properly come before the meeting or any postponements or adjournments thereof. The Board of Directors of the Company recommends a vote “FOR” the election of each of the eight director nominees, “FOR” the ratification of the appointment of Crowe LLP for the fiscal year ending January 1, 2021, and “FOR” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation.  The matters to be considered during the Annual Meeting are described in further detail in the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders and the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. We appreciate you taking the time to vote promptly. After reading the accompanying Proxy Statement, please vote by Internet, telephone or mail at your earliest convenience to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.  Instructions regarding all methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY INTERNET, TELEPHONE OR MAIL OR AT THE ANNUAL MEETING VIA LIVE AUDIOCAST.

Thank you for your continued support of Willdan. We look forward to your participation in the Annual Meeting.

/s/ Thomas D. Brisbin
Thomas D. Brisbin
Chairman of the Board and Chief Executive Officer

WILLDAN GROUP, INC.

2401 EAST KATELLA AVENUE, SUITE 300

ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Willdan Group, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 11, 2020 at 10:00 a.m. Pacific Daylight Time. This year’s Annual Meeting will be hosted via live audiocast on the Internet. To participate, vote or submit questions during the annual meeting via live audiocast, please visit: www.meetingcenter.io/255118843. The password for the Annual Meeting is WLDN2020. You will not be able to attend the Annual Meeting in person. The following items of business will be voted on at the Annual Meeting:

(1)

Election of eight members of the Board of Directors, each to serve until our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending January 1, 2021;

(3)	Approval, on a non-binding advisory basis, the Company’s named executive officer compensation; and

(4)	Consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on Tuesday, April 14, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2020:  Our proxy statement is attached. Our financial and other information is contained in our 2019 Annual Report to Stockholders. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. You will not receive a printed or emailed copy of the proxy materials unless you specifically request one. This proxy statement and our 2019 Annual Report to Stockholders, including our Form 10-K for the year ended December 27, 2019, are available free of charge on our website at http://ir.willdangroup.com/financial-information/annual-reports. If you would like to receive a printed or email copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future annual meeting materials in printed or email form.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting via live audiocast, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure your shares are represented and voted at the Annual Meeting.

Registered holders may vote in advance of the Annual Meeting:

1.	By Internet: go to www.investorvote.com/WLDN;

2.	By toll-free telephone: call 1-800-652-VOTE (8683); or

3.	By mail: mark, sign, date and promptly mail the proxy card when received.

If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Any proxy may be revoked by delivery of a later dated proxy or a written notice of revocation or by attending the Annual Meeting via live audiocast and voting your shares at that time.

By Order of the Board of Directors
/s/ Kate M. Nguyen
Kate M. Nguyen
Secretary

Anaheim, California

April 17, 2020

i

WILLDAN GROUP, INC.

2401 EAST KATELLA AVENUE, SUITE 300

ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Willdan Group, Inc., a Delaware corporation (the “Company”), for use at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 11, 2020 at 10:00 a.m. Pacific Daylight Time and at any adjournment or postponement thereof.  This year’s Annual Meeting will be hosted via live audiocast on the Internet.  To participate, vote or submit questions during the annual meeting via live audiocast, please visit: www.meetingcenter.io/255118843. The password for the Annual Meeting is WLDN2020. You will not be able to attend the Annual Meeting in person. We first made this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card available to stockholders on or about April 22, 2020.  The Company’s 2019 Annual Report, including financial statements for the fiscal year ended December 27, 2019, is being made available to stockholders concurrently with this Proxy Statement.  The Annual Report, however, is not part of the proxy solicitation material.

Unless the context requires otherwise, references in this Proxy Statement to “we,” “our,” “us” or the “Company” refer to Willdan Group, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive only a Notice of Internet Availability?

As permitted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing to our stockholders our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 27, 2019 primarily over the Internet.  On or prior to May 1, 2020, we will mail to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.  The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper or emailed copies of the proxy materials.  If you received the Notice of Internet Availability, you will not receive a paper or emailed copy of the proxy materials unless you request one.

We believe that the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

What items of business will be voted on at the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote on the following matters:

(1)

Election of eight members of the Board of Directors, each to serve until our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending January 1, 2021; and

(3)	Approval, on a non-binding advisory basis, the Company’s named executive officer compensation.

In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who is entitled to vote?

Only holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on the record date, April 14, 2020 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.  Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon.  The Common Stock is the only class of securities of the Company authorized to vote.  Under the Company’s Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors. A list of stockholders entitled to vote at the Annual Meeting will be available for examination (i) at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting and (ii) on the Internet during the Annual Meeting.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

•

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

•

Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

How can I attend the Annual Meeting?

We will be hosting the Annual Meeting on the Internet via live audiocast. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.meetingcenter.io/255118843. The password for the Annual Meeting is WLDN2020. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://ir.willdangroup.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting audiocast will begin promptly at 10:00 a.m., Pacific Daylight Time.  We encourage you to access the Annual Meeting audiocast prior to the start time.  Online check-in will begin at 8:00 a.m., Pacific Daylight Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email) in order to be able to vote your shares or submit questions during the Annual Meeting.  Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card.  If you do not have your 15-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Further, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting this year will enable increased stockholder attendance and participation during a time when many travel restrictions and restrictions on public gatherings are in place, each of which may limit attendance at our Annual Meeting. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

What constitutes a quorum?

Representation by presence or by proxy, of holders of at least a majority of shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  As of the Record Date, 11,639,968 shares of Common Stock were outstanding and entitled to vote.  Abstentions and “broker non-votes” will count toward the presence of a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned to another date or time until a quorum is present.  The date and time of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any adjournment using your same 15-digit control number.

How do I vote?

Shareholders of Record.  If you are a registered stockholder as of the close of business on the Record Date, you have several ways to vote your shares:

•

Via the Internet.  You may submit a proxy over the Internet at www.investorvote.com/WLDN 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email). Proxies submitted through the Internet must be received by 1:00 a.m., Pacific Daylight Time, on June 11, 2020.

•

By Telephone.  You may submit a proxy using a touch-tone telephone by calling toll free 1-800-652-8683, 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email). Proxies submitted by telephone must be received by 1:00 a.m., Pacific Daylight Time, on June 11, 2020.

•

By Mail.  If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope.  Sign your name exactly as it appears on the proxy card.  Proxy cards submitted by mail must be received no later than June 10, 2020 to be voted at the Annual Meeting.

•

During the Annual Meeting.   Instructions on how to vote while participating in the Annual Meeting live via the Internet are listed on your proxy card.  Each stockholder of record may designate one person to represent his or her shares at the Annual Meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with the appropriate 15-digit control number will be allowed to participate in the Annual meeting.

Beneficial Owners.  If your stock is held by a broker, bank or other nominee (in “street name”), you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee.  Each beneficial stockholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with appropriate 15-digit control number and proper delegation of voting authority will be allowed to participate in the Annual Meeting.

What is the deadline for voting my shares?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 1:00 a.m. Pacific Daylight time on June 11, 2020 in order for your shares to be voted at the Annual Meeting.  However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received in the accompanying prepaid and addressed envelope so that it is received by us no later than June 10, 2020 in order for your shares to be voted at the Annual Meeting.  If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Can I revoke or change my vote after I submit my proxy?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised as follows:

Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	delivering a duly executed proxy bearing a later date;

•	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 1:00 a.m. Pacific Daylight time on June 11, 2020, will be counted;

•	delivering a written revocation to the Secretary of the Company at the address of the Company set forth above before the Annual Meeting; or

•

attending the Annual Meeting live via audiocast and voting your shares electronically at the Annual Meeting.  Any stockholder of record as of the Record Date attending the Annual Meeting may vote, his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

If I return my proxy card or voting instruction form without specifying voting instructions on it, how will my shares be voted?

Stockholders of Record. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company’s Board.  The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement.  In summary, the Board unanimously recommends a vote:  “FOR” election of each of the eight nominees for director, “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2021, and “FOR” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holders.

Beneficial Owners. If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters.  However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder.  Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended January 1, 2021) is considered routine under applicable rules of the New York Stock Exchange, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.  Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting.  If your broker exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items to be submitted for a vote of stockholders at the Annual Meeting.

What vote is required to approve each proposal and what effect do votes withheld, abstentions and broker non-votes have?

Election of Directors (Proposal No. 1).  Once a quorum has been established, pursuant to our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.  Stockholders are not permitted to cumulate their shares for the purpose of electing directors.  For purposes of Proposal No. 1 (election of directors), you may vote “FOR” any or all of the nominees or “WITHHOLD” your vote from any or all of the nominees. Shares voted WITHHOLD and broker non-votes will not be counted in determining the outcome of the director nominees’ election.

Other Items (Proposal Nos. 2 and 3).  Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such proposal.  Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended January 1, 2021) and Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation) are advisory only and are not binding on us.  Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

For purposes of Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended January 1, 2021), and Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

In each of Proposal Nos. 2 and 3, abstentions will have the same effect of a vote “AGAINST” such proposal.  If you hold your shares of Common Stock in street name through a brokerage account and you do not instruct your nominee how to vote your shares, your nominee nonetheless will have the authority, but is not required, to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your nominee exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your nominee, but your shares will constitute broker non-votes on Proposal Nos. 1 and 3, and will not be counted in determining the outcome of those items.

Who tabulates the votes?

Stockholder votes will be tabulated by Computershare Trust Company, N.A., as inspector of election for the Annual Meeting. In the event that Computershare Trust Company, N.A. is unable to act as inspector of election, our General Counsel will act in such role.

Could other matters be decided at the meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting.  If other matters are presented, proxies will be voted by the proxy holders in accordance with the recommendation of the Board or, if no recommendation is given, in the discretion of the proxy holders.

What happens if I experience technical difficulties during the Annual Meeting?

If you encounter any difficulties accessing the audiocast of the Annual Meeting, including any difficulties with your 15-digit control number or submitting questions, please call toll-free 1-800-962-4284 for assistance. Technicians will be ready to assist you beginning at 8:00 a.m. Pacific Daylight Time with any difficulties.

What happens if Willdan experiences technical difficulties during the Annual Meeting?

If we experience technical difficulties at the meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at the website listed above. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “—What happens if the Annual Meeting is postponed or adjourned” below.

What happens if the Annual Meeting is postponed or adjourned?

Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using your same 15-digit control number. In addition, your proxy may be voted at the postponed or adjourned Annual Meeting.  You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 27, 2019, including the consolidated financial statements, schedules and list of exhibits, upon written request.  Requests should be sent to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN:  Investor Relations.  The annual report on Form 10-K is also available at www.willdan.com under “Investors— SEC Filings.”

Who pays for the proxy solicitation, and how will the Company solicit votes?

Willdan will pay all costs associated with the solicitation of proxies. We also will reimburse any costs incurred by brokers, banks and other nominees to forward proxy solicitation materials to beneficial owners.  Proxies may be solicited by us on behalf of our board of directors in person or by mail, telephone, facsimile or email.  We have not retained any firm to assist with the solicitation of proxies.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC, which we will make available on our website at www.willdan.com under “Investors—SEC Filings.”  The information on our website is not a part of this Proxy Statement.

Proposal 1:

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is currently fixed at eight directors, each to be elected on an annual basis, until changed by the Board.  The Board has nominated Thomas D. Brisbin, Keith W. Renken, Steven A. Cohen, Debra Coy, Raymond W. Holdsworth, Douglas J. McEachern, Dennis V. McGinn and Mohammad Shahidehpour to serve as directors of the Company (each a “Nominee” and collectively, the “Nominees”).  All of the Nominees are currently serving as directors. Each of the Nominees, if re-elected at the Annual Meeting, will hold office until the 2021 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. Proxies may only be voted for the Nominees for election at the Annual Meeting and cannot be voted for a greater number of persons than the eight named Nominees.

Each Nominee has consented to be nominated and to serve if elected.  We have no reason to believe that any of the nominees will be unavailable for election or unable to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may adopt resolutions to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Nominees

The following table and biographical descriptions set forth certain information with respect to the Nominees.  Unless otherwise specified, each Nominee has continuously served as a director of the Company since he or she was previously elected or appointed, based on information furnished to the Company by each Nominee.  The following information is as of April 24, 2020, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Thomas D. Brisbin	67	2007	Chairman and Chief Executive Officer
Keith W. Renken	85	2006	Lead Independent Director
Steven A. Cohen	66	2015
Debra Coy	62	2018
Raymond W. Holdsworth	77	2009
Douglas J. McEachern	68	2009
Dennis V. McGinn	74	2017
Mohammad Shahidehpour	64	2015

The Company believes that the members of its Board should have a range of skills, experience, diversity and expertise that enables the Board to provide sound guidance with respect to the Company’s operations and interests.  When considering a director candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate’s background and accomplishments.  The Nominating and Governance Committee identifies new candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics and recommends nominees for director to the Board for approval.

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly in energy efficiency, engineering, consulting and finance.  All of the Nominees hold or have held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below.  In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.  Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which the Company believes increases their knowledge of effective corporate governance.

The Board also believes that each of the Nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience and thought and the commitment to devote significant time and energy to serve on the Board and its Committees.  The following biographies provide further qualifications, attributes and other information with respect to the Nominees.

Thomas D. Brisbin has served as our Chairman of the Board since November 2016, a member of the Board since 2007 and as our Chief Executive Officer since 2007.  Dr. Brisbin also served as our President from April 2007 to November 2016.  Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, a company focused on infrastructure, environment and facilities engineering contracts, from spring 2004 until he joined us.  Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years.  Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc.  During his tenure at PRC, he was involved in all aspects of operations, marketing and finance.  Before joining PRC, he was a research associate at Argonne National Laboratory.  He has also served as an adjunct professor at the Illinois Institute of Technology.  Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology.  He also completed Harvard Business School’s Advanced Management Program in 1988. Dr. Brisbin, as our current Chairman of the Board and Chief Executive Officer and our prior President, brings his in-depth knowledge of the day-to-day operations of the Company and its industry to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects.  In addition, we believe that his experience as an executive officer at Tetra Tech, a publicly traded engineering and consulting company, benefits our Board by increasing his knowledge of our industry and effective public company corporate governance.

Keith W. Renken joined our Board in 2006, and serves as our Lead Independent Director and is a member of our Audit Committee. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. From 1992 through 2006, he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He is currently the Managing Partner of Renken Enterprises, a family business providing consulting services to growing companies and real estate operations. Mr. Renken formerly served on the Board of Directors and Audit Committees of two other publicly held companies, East West Bancorp, Inc., from 2000 to 2018, and Limoneira Company, an integrated agribusiness, from 2009 to 2015.and one investment management company, Whittier Trust Company, since September 2006. He also served on East West Bancorp, Inc.’s compensation committee. Mr. Renken was also a member of the Board of Directors of 21st Century Insurance Group from 2002 until 2007, and he serves on the boards of directors and/or audit committees of several other private companies and non-profit organizations. Mr. Renken is a Certified Public Accountant in California (inactive). He received a B.S. in Business Administration in 1957 from the University of Arizona and an M.S. in Business Administration from the University of Arizona in 1959. We believe that Mr. Renken’s considerable knowledge of financial and operational issues facing large companies and his accounting and finance experience at Deloitte makes him a valuable member of our Board and its committees, including the Audit Committee.  In addition, we believe that Mr. Renken’s extensive experience on the boards and audit committees of diverse public and private companies, including financial services companies, provides him with increased knowledge of effective corporate governance that benefits the Board.

Steven A. Cohen joined our Board in 2015, and serves as the chairperson of our Strategy, Mergers and Acquisitions Committee and is a member of our Nominating and Governance Committee.  He is the Senior Vice Dean and COO of the School of Professional Studies at Columbia University.  He also directs the School’s Master of Sustainability Management Program.  Dr. Cohen is also a Professor in the Practice of Public Affairs at Columbia’s School of International and Public Affairs and Director of its Master of Public Administration Program in Environmental Science and Policy.  From 1985 to 1998, he served as Director of Columbia’s Graduate Program in Public Policy and Administration.  Dr. Cohen began his career at Columbia in 1981 after working as a policy analyst for the U.S. Environmental Protection Agency for two years.  Over the past three decades, he has served at different times as a consultant to the U.S. Environmental Protection Agency, the most recent being from 2005 to 2010.  From 2001 to 2004, he also served on the United States Environmental Protection Agency’s Advisory Council on Environmental Policy and Technology.  Throughout his career, Dr. Cohen has written numerous articles on public management innovation, sustainability and environmental management.  He received a B.A. in Political Science from Franklin College of Indiana in 1974, an M.A. in Political Science from State University of New York at Buffalo in 1977 and a Ph.D. in Political Science with a concentration in environmental policy and management from State University of New York at Buffalo in 1979. We believe Dr. Cohen’s extensive background in government policy and environmental sciences, as well as his substantial knowledge of our company through his prior service as a senior advisor to Willdan Energy Solutions, provides our board strategic insight to shape our growth strategy.

Debra Coy joined our Board in March 2018, and serves as a member of our Audit Committee and Compensation Committee.  Ms. Coy is a Principal of Svanda & Coy Consulting, which she co-founded in 2010, providing strategic advisory services for water sector investors, corporations, and municipal utilities from a capital markets perspective.  She is also an advisory Executive in Residence with XPV Water Partners, a water-focused growth equity fund in North America, where she served as Partner from 2015 through 2019. Ms. Coy served as a member of the board of directors and as a member of the Audit Committee of AquaVenture Holdings Limited from February 2019 and though March 2020, when the company was sold. She also served as Non-Executive Director for Headworks International Inc. from 2013 until 2016.   Prior to 2010, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years, developing expertise in covering the global water sector.  During this time, Ms. Coy served as the Managing Director leading coverage of the water sector for Janney Montgomery Scott’s Capital Markets group and held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities and National Westminster Bank.  Ms. Coy currently sits on the board of directors of the public company, Global Water Resources, Inc., and is chair of its Corporate Governance, Nominating, Environmental, and Health and Safety Committee. Ms. Coy will stand for re-election to Global Water Resources, Inc.’s board in May 2020.  Ms. Coy received a B.A. in English and Journalism from Southern Adventist University in Tennessee and an M.A. in Journalism from the University of Maryland. We believe that Ms. Coy’s extensive background in investing, equity research and infrastructure policy will provide the board with valuable insight as we execute our growth and capital markets strategies.

Raymond W. Holdsworth joined our Board in 2009, and serves as the chairperson of our Compensation Committee and is a member of our Strategy, Mergers and Acquisitions Committee.  Mr. Holdsworth previously served as Vice Chairman of Corporate Development for AECOM from October 2005 through March 2009.  Mr. Holdsworth joined AECOM in 1992 and held a number of positions, including President, before being named Vice Chairman in 2005.  During his tenure at AECOM, he led a variety of outreach, growth and diversification activities.  Mr. Holdsworth began his career at Peat Marwick Mitchell and worked in California’s Office of Transportation Planning and Research.  He has also held senior management positions, including president, with DMJM, an engineering/architectural firm in the transportation and infrastructure industry.  He worked for International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc., a company that provides strategic consulting, planning, engineering and program and construction management services relating to infrastructure.  Mr. Holdsworth received a B.A. in English in 1964 from Lake Forest College and an M.B.A. in 1969 from the University of Pennsylvania, Wharton School of Business.  He is a director of the California Chamber of Commerce and the Los Angeles Economic Development Corporation and a former Vice Chairman of the Civil Engineering Research Foundation/International Institute.  As a past trustee of the California State University system, he chaired the Audit committee for three consecutive years. We believe that Mr. Holdsworth’s background in engineering and experience as the Vice Chairman of Corporate Development for AECOM during the time when it became a public company provides useful insight to the Board with regard to our growth strategy and strategic initiatives.

Douglas J. McEachern joined our Board in 2009, and serves as the chairperson of our Audit Committee and is a member of our Compensation Committee.  He was an Audit Partner at Deloitte & Touche, LLP, or Deloitte, from August 1985 until May 2009.  Mr. McEachern was a staff member and manager at Deloitte’s predecessor, Touche Ross & Co., from 1976 to 1983.  From 1983 to 1985, he was the Professional Accounting Fellow with the Federal Home Loan Bank Board in Washington D.C. Mr. McEachern was Chairman of the Board of Directors of Community Bank in Pasadena, California and a member of its Nominating and Governance and Audit Committees until his resignation in October 2015.  In addition, Mr. McEachern joined the Board of Directors of Reading International in May 2012 and is chairman of its Audit and Conflicts Committee and a member of its Compensation Committee.  He was a member of the Finance Committee and Board of Directors of the Methodist Hospital of Arcadia Foundation until his retirement in December 2017.  Mr. McEachern was an auditing and accountancy instructor at Claremont McKenna College until his retirement in December 2015, and he has taught accounting at California State Polytechnic University at Pomona.  Mr. McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley and an M.B.A. in 1976 from the University of Southern California. We believe that Mr. McEachern’s significant audit experience at Deloitte makes him an important contributor to our Board and its committees, including the Audit Committee.

Vice Admiral Dennis V. McGinn, Ret. joined our Board in 2017, and serves as a member of our Strategy, Mergers and Acquisitions Committee and Nominating and Governance Committee.  He served as Assistant Secretary of the Navy for Energy, Installations and Environment from September 2013 until January 2017.  In this role, Vice Admiral McGinn, Ret., led the transformation of naval installations toward greater resiliency though energy efficiency, microgrids and other technologies.  Previously, Vice Admiral McGinn, Ret., served in the United States Navy for 35 years attaining the rank of Vice Admiral.  Vice Admiral McGinn, Ret., served as Deputy Chief of Naval Operations for Warfare Requirements and Programs, overseeing the development of future Navy capabilities, and previously commanded the United States Third Fleet.  While in the Navy, he served as a naval aviator, test pilot, aircraft carrier commanding officer and national security strategist.  Vice Admiral McGinn, Ret., is a former President of the American Council on Renewable Energy (ACORE) where he led efforts to communicate the economic, security and environmental benefits of renewable energy.  Vice Admiral McGinn, Ret., is also a past member of the Steering Committee of the Energy Future Coalition, the United States Energy Security Council and the Bipartisan Center Energy Board and the past Co-Chairman of the CNA Military Advisory Board.  He has also been an International Senior Fellow at the Rocky Mountain Institute.  Vice Admiral McGinn, Ret., holds a BS in Naval Engineering from the U.S. Naval Academy.  Vice Admiral McGinn, Ret., was also a participant in the National Security Program at Harvard University’s Kennedy School of Government. We believe that Vice Admiral McGinn, Ret.’s background in the energy and engineering fields, as well as his extensive government and military experience, make him an important contributor to our Board.

Mohammad Shahidehpour joined our Board in 2015, and serves as the chairperson of our Nominating and Governance Committee and is a member of our Compensation Committee and Strategy, Mergers and Acquisitions Committee.  He is the Bodine Chair Professor in the Electrical and Computer Engineering Department at the Illinois Institute of Technology (IIT) in Chicago, where he also serves as Director of the Robert W. Galvin Center for Electricity Innovation.  He has been a faculty member at IIT since 1983 and is a recipient of IIT’s Excellence in Teaching Award.  Dr. Shahidehpour is the author of six books and 400 technical papers on electric power systems and has been awarded over $50 million in federal research and development grants on electricity grid modernization issues.  Dr. Shahidehpour is the founding chair of the Institute of Electrical and Electronics Engineers (IEEE) Great Lakes Symposium on Smart Grid and the New Energy Economy.  He has served as Editor-in-Chief of the IEEE Transactions on Smart Grid journal since 2009.  Dr. Shahidehpour is an IEEE Distinguished Lecturer and has delivered over 100 invited lectures in several countries on electricity restructuring and smart grid issues.  He has been a keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity grid modernization bills throughout the world.  Dr. Shahidehpour received a B.S. in Electrical Engineering 1977 from Iran’s Sharif University of Technology, an M.S. in Electrical Engineering in 1978 and a Ph.D. in 1981 from University of Missouri. We believe that Dr. Shahidehpour’s more than 35 years of work with government agencies and electric power companies provides the board valuable insight to guide our growth strategy and strategic vision.

Vote Required for Election of Each Nominee

Election of each Nominee requires the affirmative vote of a plurality of all of the votes cast for the election of directors at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.  PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

Proposal 2:

RATIFICATION OF THE APPOINTMENT OF CROWE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP served as the Company’s independent registered public accountants during the fiscal year ended December 27, 2019 and, in that capacity, audited the Company’s consolidated financial statements for the fiscal year ended December 27, 2019.  Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting of the appointment of Crowe LLP as the Company’s independent registered public accountants for the fiscal year ending January 1, 2021.  If stockholders do not ratify this appointment, the Audit Committee will reconsider whether or not to retain Crowe LLP, and may decide to retain them notwithstanding the vote.  Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Crowe LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

KPMG served as the Company’s independent registered public accounting firm for fiscal year 2017 and continued to serve until the Company first engaged Crowe LLP as its independent registered public accounting firm on July 11, 2018, which was the same day that the audit committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm.

The report of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 29, 2017 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 29, 2017, and the interim period from December 30, 2017 through and including July 11, 2018, the date of KPMG’s dismissal, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company previously provided KPMG with a copy of the above disclosures and requested that KPMG provide the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of such letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 17, 2018.

Audit and Other Fees

Crowe LLP and KPMG

The following is a summary of the fees billed to us by Crowe LLP and KPMG for professional services for the fiscal years ended December 27, 2019 and December 28, 2018.

Fee Category	Crowe 2019	KPMG 2019	Crowe 2018	KPMG 2018
Audit Fees	$845,000	$—	$632,650	$97,650
Audit-Related Fees	—	45,000	—	—
Tax Fees	—	—	—	—
All Other Fees	15,700	—	77,400	210,000
Total Fees	$860,700	$45,000	$710,050	$307,650

Audit Fees.  Fees for audit services provided by Crowe LLP for fiscal 2019 and 2018 consisted of professional services for the annual audit of our consolidated financial statements and for the review of our interim condensed consolidated financial statements including quarterly reports. Fees for audit services provided by KPMG consisted of professional services for the review of our first quarter of fiscal 2018 interim condensed consolidated financial statements including quarterly report.

Audit-Related Fees.  Fees for audit-related services provided by KPMG for fiscal 2019 consisted of professional services reasonably related to the performance of the audit of our consolidated financial statements or review of our interim condensed consolidated financial statements including quarterly reports and are not reported as audit fees.

All Other Fees.  Fees paid for any other services provided by (i) Crowe LLP for fiscal 2019 consisted of professional services reasonably related to the Company’s 2019 acquisitions and (ii) Crowe LLP and KPMG for fiscal 2018 consisted of professional services reasonably related to the Company’s 2018 acquisitions and the Company’s equity offering in October 2018.

The Company has been advised by Crowe LLP that neither Crowe LLP nor any member of Crowe LLP has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Company has been advised by KPMG that neither KPMG nor any member of KPMG has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services and other services.  In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget.  During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories.  In those instances, the Audit Committee requires specific pre-approval before engaging the Company’s independent registered public accounting firm.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has considered whether provision of the services described under “Crowe LLP—Audit and Other Fees—Audit-Related Fees” above is compatible with maintaining the Company’s independent public accounting firm’s independence and has determined that such services have not adversely affected Crowe LLP’s independence.  All of the services described in the table above under “Audit-Related Fees” and “All Other Fees” for fiscal year 2018 and fiscal year 2019 were pre-approved by the Audit Committee.

Vote Required for Ratification of the Appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2021, requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2021.  PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

PROPOSAL 3:

APPROVAL, ON A  NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

Our executive compensation decisions are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

➢	Align the interests of our executives with those of the stockholders;

➢	Attract, motivate, reward and retain the top contributors upon whom, in large part, our success depends;

➢	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;

➢	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and

➢	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

We urge stockholders to read the “Executive Compensation” section beginning on page 36 of this Proxy Statement, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation plan statement and the key elements of our executive compensation program.  The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2020 Annual Meeting of Stockholders.

This vote is an advisory vote only and will not be binding on us, our Board or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee.  However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders.  It is expected that the next such vote will occur at the 2021 Annual Meeting of Stockholders.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving Executive Compensation

Approval of the non-binding advisory resolution approving our executive compensation requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.  PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

CORPORATE GOVERNANCE

The Board of Directors

Corporate Governance

The Company is managed under the direction of the Board, which is currently composed of eight directors, seven of whom the Board has determined are independent under the rules of the listing standards for the Nasdaq Global Market (the “Nasdaq Rules”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  If all of the eight director nominees named in this proxy statement are elected, seven of the Company’s eight directors will be independent under Nasdaq Rules.  For additional information on director independence, see “—Director Independence” below.

Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and they are encouraged to attend the Annual Meeting of Stockholders.  The Board met five times in fiscal 2019.  Each incumbent director attended at least 75% of the total number of meetings of the Board that were held during the time that he or she served on the Board and of each committee on which he or she served during fiscal 2019.  Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders, the Company encourages directors to attend. Each incumbent director who was a director at the time of the 2019 annual meeting attended the 2019 annual meeting.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  In November 2016, the Board elected Thomas D. Brisbin, Willdan’s Chief Executive Officer, as Chairman of the Board.  In March 2017, the Board appointed Keith W. Renken as Lead Independent Director of the Board.  Although, we have in the past separated the roles of Chief Executive Officer and Chairman of the Board, the Board believes that having Dr. Brisbin serve in both these roles, coupled with strong independent director leadership, further enhanced by the appointment of Mr. Renken as Lead Independent Director, is the most appropriate and effective board leadership structure for us at this time.

Executive Sessions

Non-management directors meet regularly in executive sessions without management.  Non-management directors are those directors who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason other than being an employee of the Company.  Executive sessions are led by a “Lead Independent Director” and Mr. Renken has been designated as the Lead Independent Director.  An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Independent Director in his own discretion or at the request of the Board.

Succession Planning

The Corporate Governance and Nominating Committee works on a periodic basis with the Chief Executive Officer to review, maintain and revise, as necessary, the Company’s succession plan upon the Chief Executive Officer’s retirement and in the event of an unexpected occurrence.  The Chief Executive Officer reports annually to the Board on succession planning for the Chief Executive Officer and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.  The Chief Executive Officer also makes available to the Corporate Governance and Nominating Committee, on a continuing basis, the Chief Executive Officer’s recommendations regarding his successor should he become unexpectedly disabled.

Director Independence

The Company has established standards of independence for the Board that comply with the Nasdaq Rules and Exchange Act.  Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s policy is to have at least a majority of directors qualify as independent under the listing standards set forth in the Nasdaq Rules and Exchange Act.  The Board has determined that each of Dr. Cohen, Ms. Coy, Mr. Holdsworth, Mr. McEachern, Vice Admiral McGinn, Ret., Mr. Renken and Dr. Shahidehpour is independent under the standards set forth in the Nasdaq Rules and the Exchange Act. In addition, the Board previously determined that Mr. Conway, who resigned from the Board of Directors effective September 5, 2019, and Mr. Probst, who resigned from the Board of Directors effective April 10, 2019, were each independent under the standards set forth in the Nasdaq Rules and the Exchange Act. We have one director who does not qualify as independent, Dr. Brisbin, due to his employment as our Chief Executive Officer.

Committees of the Board of Directors

We have four standing committees of the Board:  the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategy, Mergers and Acquisitions Committee.  The charters for each of these committees are available on our website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” or are available in print to any stockholder who requests a copy from the Company’s Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.  Each of these committees regularly reports to the Board as a whole.  The following summaries identify the members of each committee as of the date of this proxy statement.  The composition of each committee may change following the Annual Meeting.

Audit Committee.  The Board’s Audit Committee consists of Ms. Coy, Mr. McEachern and Mr. Renken each of whom the Board has determined is an independent director and meets the independence requirements for Audit Committee members under the Nasdaq Rules and the Exchange Act.  Mr. Conway served on the Audit Committee during fiscal 2019 from the date of his appointment on June 13, 2019 until his resignation on September 5, 2019 and Mr. Probst served on the Audit Committee from the beginning of fiscal 2019 until his resignation on April 10, 2019. Mr. McEachern is the chairman of the Audit Committee and has been designated by the Board as the Audit Committee financial expert.  Each of the other members of the Audit Committee is financially literate, in accordance with the Nasdaq Rules.  The Audit Committee met six times during fiscal 2019.

Under the terms of the Audit Committee charter, the purpose of this committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal reporting and audit functions, and the Company’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics.  The Audit Committee confers formally with the Company’s independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged.  The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

Compensation Committee.  The Board’s Compensation Committee consists of Ms. Coy and Messrs. Holdsworth, McEachern and Shahidehpour, each of whom the Board has determined is an independent director under the Nasdaq Rules and the Exchange Act, with Mr. Holdsworth serving as the Compensation Committee’s chairman.  The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company.  The Compensation Committee charter requires that the Compensation Committee consist of three or more members of the Board, each of whom qualifies as an “independent director” under Nasdaq Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.  At all times during fiscal 2019, the Compensation Committee consisted of at least three members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements.  The Compensation Committee met eight times during fiscal 2019.

The Compensation Committee assists the Board in determining the compensation of the Company’s executive officers and senior management and approves the annual and long-term compensation for the Company’s Chief Executive Officer and other executive officers.  In addition to its annual review of the compensation of the Company’s officers, the Compensation Committee administers the Company’s 2008 Amended and Restated Performance Incentive Plan (the “2008 Plan”), 2006 Stock Incentive Plan (the “2006 Plan”) and the Amended and Restated Willdan Group, Inc.

2006 Employee Stock Purchase Plan (the “ESPP”).  The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any stock options or other equity-based awards, to interpret the plans and to make all other determinations for administering the plans.  Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below).

The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers).  In 2017, the Compensation Committee hired Willis Towers Watson and Performensation to evaluate and compare the compensation practices for executive management and the Board. The Compensation Committee was directly responsible for the appointment, compensation and oversight of both Willis Towers Watson and Performensation and, at the time of their appointment, assessed the independence of each of Willis Towers Watson and Performensation pursuant to applicable SEC and Nasdaq Rules and concluded that no conflict of interest existed with respect to such consultant’s services to the Compensation Committee. Willis Towers Watson and Performensation both reported only to the Compensation Committee, and did not perform any other services for us. As a result of the work performed, we implemented a new performance-based equity program in 2018 that is described in more detail in the “Compensation Discussion and Analysis” below. Willis Towers Watson and Performensation did not perform any services for us during 2019.

Nominating and Governance Committee.  The Board’s Nominating and Governance Committee consists of Messrs. Shahidehpour, Cohen and McGinn, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Dr. Shahidehpour serving as the Committee’s chairman.  The Nominating and Governance Committee met five times in fiscal 2019.

The Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members.  In evaluating the suitability of individual Board members, the Nominating and Governance Committee and the Board take into account many factors, as discussed above under “Proposal 1:  Election of Directors—Information Regarding Nominees.”  Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Governance Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates.  The Nominating and Governance Committee and the Board seek a broad range of perspectives and consider both the personal characteristics and experience of prospective nominees to ensure that the Board as a whole will possess the appropriate skills and expertise to oversee the Company.  These factors, and others considered useful by the Nominating and Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

After assessing the perceived needs of the Board, the Nominating and Governance Committee may identify specific individuals to serve as directors and the committee looks to well respected companies as a potential source of director candidates with relevant experience.  The priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.  The Nominating and Governance Committee establishes procedures for the nomination process and may recommend candidates for election to the Board.

Strategy, Mergers and Acquisitions Committee.  The Board’s Strategy, Mergers and Acquisitions Committee (the “SMA Committee”) consists of Dr. Cohen, Mr. Holdsworth, Vice Admiral McGinn, Ret. and Dr. Shahidehpour. Mr. Conway served on the SMA Committee during fiscal 2019 from the date of his appointment on June 13, 2019 until his resignation on September 5, 2019. The Board has determined each member of the SMA Committee is an independent director under the Nasdaq Rules and the Exchange Act, with Dr. Cohen serving as the Committee’s chairman.  The SMA Committee assists the Board by reviewing and making recommendations to the Board or taking actions on behalf of the Board relating to the Company’s financial and strategic plans. The SMA Committee charter requires that the SMA Committee consist of three or more members of the Board.  The SMA Committee met four times during fiscal 2019.

The responsibilities of the SMA Committee include reviewing with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment strategies, potential acquisitions and risk oversight.  The SMA Committee also reviews and may recommend to the Board actions relating to offerings of the Company’s debt or equity securities; purchases or disposals of treasury shares, except the purchase of shares pursuant to approved employee benefit plans; stock splits or reclassification of shares; the declaration and payment of any dividends on the Company’s common stock; guarantees of unconsolidated third party indebtedness; and certain other financial transactions and strategies.

Oversight of Risk

Companies face a variety of risks, including credit risk, liquidity risk and operational risk.  The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (4) integrate risk management into the Company decision making.

Board’s Role in Risk Oversight.  One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business.  The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board.  Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee.  In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company relating to such matters.  In addition, the Board as a whole regularly reviews risks related to cybersecurity and the Company’s information system controls.

The Board has delegated oversight for specific areas of risk exposure to committees of the Board as follows:

1.

The Audit Committee is responsible for discussing policies with respect to risk assessment and risk management periodically with management and the independent auditor, as well as the Company’s plans or processes to monitor, control and minimize any financial risk exposure.  The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls.  In addition, the Audit Committee reviews all related party transactions, including the risks relating to those transactions impacting the Company.

2.	The Compensation Committee reviews the Company’s incentive compensation arrangements to help ensure that they do not encourage unnecessary risk-taking.

3.	The Nominating and Governance Committee reviews corporate governance-related risks impacting the Company.

4.	The SMA Committee reviews periodically the Company’s risk management strategies with the Audit Committee.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management.  Upon the request of the committees, our Chief Executive Officer and Chief Financial Officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings.  In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.  Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Compensation Risk Assessment.  We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company.  In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume unnecessary or excessive risks that could have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Board’s Compensation Committee consists of Ms. Coy and Messrs. Holdsworth, McEachern and Shahidehpour.  None of the members of our Compensation Committee has at any time been one of our officers or employees, nor has any member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company.  The Company has incorporated prohibitions on various hedging activities (such as prepaid variable forward sale contracts, collars, equity swaps, or exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities without the full risks and rewards of ownership within its insider trading policy, which policy applies to directors, officers and employees of the Company and their family members.  The policy prohibits trading in any interest or position relating to the future price of Company securities, such as put, call or short sale. This policy also applies regardless of whether such Company securities (i) were granted to the director, officer or employee as part of their compensation and (ii) are held directly or indirectly by the director, officer or employee.

Code of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company.  The Company has adopted a Code of Ethical Conduct, which provides principles of conduct and ethics for the Company’s directors, officers and employees, including employees of the Company’s subsidiaries.  This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules.  This Code of Ethical Conduct is available on the Company’s website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. To the extent required by rules adopted by the SEC and the Nasdaq Stock Market, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.willdan.com under “Investors—Corporate Governance.”

Material Litigation

There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

Director Nominations by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders.  Properly communicated stockholder recommendations will be considered in the same manner and using the same criteria as used for any other director candidate.  To be properly communicated, stockholders desiring to recommend candidates for consideration by the Nominating and Governance Committee and the Board should submit their recommendations in writing to the attention of the Secretary, Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, CA  92806, no later than the January 1st prior to the next annual meeting of stockholders, together with all information about the stockholder and the candidate that would be required pursuant to Section 3.04(a)(ii) of our Bylaws if the stockholder was nominating the candidate for election to the Board. The Nominating and Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.  For a discussion of the factors and other criteria the Nominating and Governance Committee and Board will consider when evaluating a director candidate, see “Proposal 1: Election of Directors.”

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 3.04(a)(ii) of our Bylaws, and as described further under “Other Information – Stockholder Proposals.”

Communications with the Board of Directors

Individuals may contact the Company’s entire Board or an individual director by sending a written communication to the Board or such director in care of:

Secretary

Willdan Group, Inc.

2401 E. Katella Avenue, Suite 300

Anaheim, CA 92806

Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent.  Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director.  Advertisements, solicitations or hostile communications will not be presented.  Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

A stockholder wishing to communicate directly with the non-management members of the board may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address set forth above.  These communications will be handled by the Lead Independent Director, who presides at the meetings of non-management directors.  Finally, communications can be sent directly to individual directors by addressing letters to the director’s individual name, c/o the Board of Directors, at the address above.

PRINCIPAL STOCKHOLDERS

Except as otherwise noted, the following table sets forth information as of April 14, 2020 with respect to: (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (as defined below under “Executive Compensation”) and (iv) our directors and executive officers as a group.

Unless otherwise noted below, the address of the persons listed in the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security or has the right to acquire such powers within 60 days.  Under SEC rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest.  Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.  All percentages in the following table are based on a total of 11,639,968 shares of common stock outstanding on April 14, 2020.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Stockholder	Ownership	Stock
5% Stockholders
BlackRock, Inc. (1)	724,503	6.2%
Rice Hall James & Associates, LLC (2)	670,145	5.8%
William Blair Investment Management, LLC (3)	626,154	5.4%
TimesSquare Capital Management, LLC (4)	612,685	5.3%
Forager Capital Management, LLC (5)	601,082	5.2%
The Vanguard Group (6)	585,998	5.0%
Edward W. Wedbush (7)	468,459	4.0%

Named Executive Officers, Directors and Director Nominees
Thomas D. Brisbin (8)	535,125	4.6%
Michael A. Bieber (9)	252,344	2.2%
Daniel Chow (10)	116,965	1.0%
Steven A. Cohen (11)	14,310	* %
Debra Coy (12)	6,451	* %
Raymond W. Holdsworth (13)	93,810	* %
Douglas J. McEachern (14)	95,353	* %
Dennis V. McGinn (15)	6,589	* %
Stacy B. McLaughlin (16)	58,290	* %
Keith W. Renken (17)	130,710	1.1%
Mohammad Shahidehpour (18)	14,310	* %
Micah H. Chen (19)	55,926	* %
All current Directors, Director Nominees and Executive Officers as a group (13 persons)	1,436,066	12.3%

*The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company’s outstanding common stock.

(1)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G filed with the SEC on February 6, 2020 by BlackRock, Inc.  The Schedule 13G/A states that BlackRock, Inc. has sole voting power over 703,257 shares and sole dispositive power over 724,503 shares. The principal office or business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G filed with the SEC on February 11, 2020 by Rice Hall James & Associates, LLC.   The Schedule 13G states that Rice Hall

James & Associates, LLC has sole voting power over 497,234 shares and sole dispositive power over 670,145 shares. The principal office or business address of Rice Hall James & Associates, LLC is 600 W. Broadway, Ste 1000, San Diego, CA 92101-3383.

(3)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G filed with the SEC on February 10, 2020 by William Blair Investment Management, LLC.   The Schedule 13G states that William Blair Investment Management, LLC has sole voting power over 564,947 shares and sole dispositive power over 626,154 shares.  The principal office or business address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606.

(4)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G/A  filed with the SEC on February 14, 2020 by TimesSquare Capital Management, LLC.   The principal office or business address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(5)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G filed with the SEC on February 14, 2020 by Forager Capital Management, LLC.   The principal office or business address of Forager Capital Management, LLC is 2024 3rd Ave. N, Suite 201, Birmingham, AL 35203.

(6)

Beneficial ownership information is given as of December 31, 2019 and was obtained from a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power over 21,219 shares, shared voting power over 1,131 shares, sole dispositive power over 565,194 shares and shared dispositive power over 20,804 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of  19,673 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,677 shares as a result of its serving as investment manager of Australian investment offerings. The principal office or business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Beneficial ownership information is given as of December 31, 2015 and was obtained from a Schedule 13G/A filed with the SEC on March 1, 2016 by Wedbush, Inc.  Edward W. Wedbush owns approximately 50% of the issued and outstanding shares of Wedbush, Inc., which is the sole shareholder of Wedbush Securities Inc. Mr. Wedbush is also the Chairman of the Board of Wedbush, Inc. and the President of Wedbush Securities Inc.  Edward Wedbush has sole voting and dispositive power over 389,372 shares, shared voting power over 406,872 shares and shared dispositive power over 468,459 shares, of which Wedbush Securities, Inc. has dispositive power over 61,587 shares and Mr. Wedbush disclaims beneficial ownership over such shares.  In addition, Wedbush Securities Inc. has shared voting power over 17,500 shares and shared dispositive power over 468,459 shares, and Wedbush Inc. has sole voting and dispositive power over 17,500 shares and shared voting and dispositive power over 17,500 shares.  The address for Wedbush Inc. is 1000 Wilshire Blvd., Los Angeles, CA 90017-2457, and the address for Wedbush Securities Inc. and Mr. Wedbush is P.O. Box 30014, Los Angeles, CA 90030-0014.

(8)	The 535,125 shares of common stock held directly by Dr. Brisbin consists of 218,459 shares of common stock and 316,666 shares of common stock subject to options exercisable on or before June 13, 2020.

(9)

The 252,344 shares of common stock held directly by Mr. Bieber consists of 27,344 shares of common stock held directly by Mr. Bieber and 225,000 shares of common stock subject to options exercisable on or before June 13, 2020.

(10)

The 116,965 shares of common stock held directly by Mr. Chow consists of 47,744 shares of common stock and 69,221 shares of common stock subject to options exercisable on or before June 13,2020. The 47,744 shares of common stock held directly by Mr. Chow include 889 shares of restricted stock that vest on October 31, 2020.

(11)

The 14,310 shares of common stock held directly by Dr. Cohen includes 4,327 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,657 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 502 shares of restricted stock vest on June 8, 2020.

(12)

The 6,451 shares of common stock held directly by Ms. Coy includes 4,357 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (ii) 2,189 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021.

(13)

The 93,810 shares of common stock held directly by Mr. Holdsworth consists of 33,122 shares of common stock held directly by Mr. Holdsworth and 60,688 shares of common stock held by The Holdsworth Family Trust. Mr. Holdsworth is sole trustee and a beneficiary of The Holdsworth Family Trust and has sole voting and investment control over the shares of Willdan Group, Inc. common stock held therein. The 33,122 shares of common stock held directly by Mr. Holdsworth include 4,327 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,657 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 491 shares of restricted stock vest on June 8, 2020.

(14)

The 95,353 shares of common stock held directly by Mr. Eachern consists of 16,810 shares of common stock held directly by Mr. McEachern and 78,543 shares of common stock held by The McEachern Family Trust. Mr. McEachern and his wife are co-trustees and beneficiaries of The McEachern Family Trust and have shared voting and investment control over the shares of Willdan Group, Inc. common stock held therein. The 16,810 shares of common stock held directly by Mr. McEachern include 4,327 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,657 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 491 shares of restricted stock vest on June 8, 2020.

(15)

The 6,589 shares of common stock held directly by Mr. McGinn includes 4,635 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,965 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 491 shares of restricted stock vest on June 8, 2020.

(16)	The 58,290 shares of common stock held directly by Ms. McLaughlin consists of 9,956 shares of common stock and 48,334 shares of common stock subject to options exercisable on or before June 13, 2020.

(17)

The 130,710 shares of common stock held directly by Mr. Renken consists of 50,310 shares of common stock and 80,400 shares of common stock held by the LVRJC Partnership. Mr. Renken is the managing partner of the LVRJC Partnership and has sole voting and investment control over our shares of common stock held therein. The 50,310 shares of common stock held directly by Mr. Renken include 4,327 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,657 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 491 shares of restricted stock vest on June 8, 2020.

(18)

The 14,310 shares of common stock held directly by Dr. Shahidehpour includes 4,327 shares of restricted stock, of which (i) 2,168 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021, (ii) 1,657 shares of restricted stock vest in two substantially equal parts on each of June 13, 2020 and June 13, 2021 and (iii) 491 shares of restricted stock vest on June 8, 2020.

(19)	The 55,926 shares of common stock held directly by Mr. Chen consists of 4,500 shares of common stock and 46,666 shares of common stock subject to options exercisable on or before June 13, 2020.

MANAGEMENT

The following table sets forth the names, ages and positions of our current executive officers, as of April 17, 2020:

Name	Age	Position
Thomas D. Brisbin	67	Chairman of the Board and Chief Executive Officer
Michael A. Bieber	51	President
Stacy B. McLaughlin	38	Vice President and Chief Financial Officer
Daniel Chow	69	Chief Operating Officer
Paul M. Whitelaw	48	Senior Vice President, Business Development
Micah H. Chen	48	General Counsel

Biographical information concerning Dr. Brisbin is set forth under the caption “Proposal 1:  Election of Directors—Information Regarding Nominees.”

Michael A. Bieber was appointed President of the Company in November 2016.  Previously, Mr. Bieber was Senior Vice President, Corporate Development of the Company from December 2014 to November 2016.  Previously, he served as Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years.  From March 2007 to December 2014, Mr. Bieber managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions.  From 2005 to 2007, Mr. Bieber managed Tetra Tech’s corporate business development group, where he was responsible for overseeing internal business development, marketing and communications.  From January 2000 to December 2014, Mr. Bieber also worked in Tetra Tech’s investor relations group.  From 1996 to 2000, he was a proposal manager in Tetra Tech’s corporate marketing group.  From 1994 to 1996, he served at CRC, Inc., and its successor, as a strategic business development consultant to large defense, infrastructure and environmental firms.  Prior to 1994, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.  Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

Stacy B. McLaughlin was appointed Vice President and Chief Financial Officer of the Company, effective November 15, 2013.  Ms. McLaughlin served as the Company’s Compliance Manager from 2010 to 2013.  As Compliance Manager, Ms. McLaughlin was responsible for overseeing all aspects of the financial reporting process, including analyzing the balance sheets and income statements of each business segment.  Prior to joining the Company, Ms. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG LLP.  In her position at KPMG LLP, she planned, coordinated and completed financial statement audits for companies in the engineering services sector, among others.  Ms. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona.  Ms. McLaughlin is a Certified Public Accountant (CPA).

Daniel Chow was appointed Chief Operating Officer of the Company in November 2016.  Mr. Chow also continues to serve as President and Chief Executive Officer of Willdan Energy Solutions since August 2016 and as President and Chief Executive Officer of Willdan Engineering since December 2008.  Prior to joining the Company, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008.  Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations.  During Mr. Chow’s tenure with these firms he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations.  He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers.  Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master’s Degree in Environmental Engineering from Illinois Institute of Technology.  He is a registered professional engineer in the state of Illinois and Guam.

Paul M. Whitelaw was appointed Senior Vice President, Business Development in March 2018.   In this capacity, Mr. Whitelaw leads the Company’s business development efforts.   Mr. Whitelaw has been with the Company since 1996 beginning with Willdan Financial Services, taking on increasing responsibility and managerial oversight with each promotion over the last 22 years.  Prior to his role in national strategic development for the Company, Mr. Whitelaw was the Senior Vice President of Business Development for Willdan Energy Solutions’ western region from 2015 to 2017.  Before focusing exclusively on business development, Mr. Whitelaw was the Regional Vice President for Willdan Energy Solutions’ western region from 2012 to 2015.  Mr. Whitelaw is a member of the Board of Directors of the California Efficiency and Demand Management Council. Mr. Whitelaw holds a Bachelor of Arts in Chemistry from Point Loma Nazarene University and a Master’s in Business Administration from the University of California, Irvine.

Micah H. Chen was appointed General Counsel in March 2018.  Previously, Mr. Chen was Legal Counsel of the Company from July 2017 to March 2018.  Prior to joining the Company, Mr. Chen held various management positions at Aon Corporation’s Construction Services Group for nearly 10 years. From January 2016 to July 2017, Mr. Chen served as Managing Director and Senior Vice President of Aon Corporation.  In this role, Mr. Chen was responsible for the group’s Account Executive practice for the West Region.  From November 2008 to January 2016, Mr. Chen served as Senior Vice President of Aon Corporation. In this role, he provided risk management consultation and assisted in the evaluation and development of comprehensive risk management programs to many Top 100 Engineering-News Record clients, general contractors and multibillion-dollar commercial construction projects.  Mr. Chen received his B.A. in International Economics from the University of California, Los Angeles and his J.D. from Western State University, School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers.”  This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee to compensate our Named Executive Officers with specific types and amounts of compensation.

COVID-19 Pandemic Response

This Compensation Discussion and Analysis and the compensation tables and disclosures that follow focus primarily on compensation earned or awarded in 2019.  Compensation earned or awarded in 2019 was based on 2019 financial results (and in some cases 2018 financial results), prior to the COVID-19 pandemic.  The Board and our executive officers are working together to address the challenges posed by the COVID-19 pandemic, and expect that the COVID-19 pandemic will have a significant impact on our compensation decisions for 2020.

2019 Named Executive Officers

Our Named Executive Officers for 2019 were:

Thomas D. Brisbin	Chairman of the Board and Chief Executive Officer
Michael A. Bieber	President
Stacy B. McLaughlin	Vice President and Chief Financial Officer
Daniel Chow	Chief Operating Officer
Micah Chen	General Counsel

Financial Highlights

Fiscal 2019 was a successful year for the Company. We had a 62.8% growth in consolidated contract revenue over 2018 and consolidated contract revenue in the fourth quarter of 2019 was the highest in the history of the Company. During 2019, we also completed the acquisitions of The Weidt Group Inc., Onsite Energy Corporation, and Energy and Environmental Economics, Inc. We believe these acquisitions will further expand the depth and breadth of our services and expand our geographic presence.

Achieved 62.8% consolidated contract revenue growth over 2018 and consolidated contract revenue in the fourth quarter of 2019 was the highest in the history of the Company.

Although our stock price declined during 2019, we believe we achieved important operational performance results during 2019 and have continued in 2019 on our growth trajectory that we have accomplished over the past four years, a period during which we have increased our stock price from $8.38 per share at the end of our 2015 fiscal year to $31.21 at the end of our 2019 fiscal year, an increase of approximately 272%.

Executive Compensation Program Objectives and Philosophy

In 2015, we adopted a comprehensive executive compensation plan statement.  Decisions regarding total compensation program design, as well as individual pay decisions and adjustments, are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

➢	Align the interests of our executives with those of the stockholders;

➢	Attract, motivate, reward and retain the top contributors upon whom, in large part, our success depends;

➢	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;

➢	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and

➢	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

Our current executive compensation program consists of three key elements, each of which is designed to be consistent with our executive compensation philosophy: (1) base salary; (2) cash bonuses that are earned based on performance; and (3) long-term incentive compensation in the form of equity awards.  We also provide 401(k) retirement benefits and, in some cases, severance benefits to our executive officers, including the Named Executive Officers.

In structuring our executive compensation arrangements, our Compensation Committee considers how each compensation element fits within our overall philosophy.  Base salaries are primarily intended to attract and retain top contributors.  We believe that in order to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive.  Cash bonuses and long-term equity incentives are the elements of our executive compensation program that are “at risk” and designed to reward performance and thus the creation of long-term shareholder value.  Performance cash bonuses are primarily intended to motivate the Named Executive Officers to achieve our short-term financial objectives.  Our long-term equity incentives are primarily intended to align our Named Executive Officers’ long-term interests with shareholders’ long-term interests.

As described in more detail below, our Compensation Committee determined to introduce performance-based equity awards into our executive compensation program in 2018. For 2019, 100% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was granted in the form of performance-based restricted stock units (“PBRSUs”). This was a significant increase over 2018, where 50% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was in PBRSUs

Under our PBRSU design for 2019, 50% of each award will vest based upon our Adjusted EBITDA performance over three-year performance periods (“EBITDA Units”), and the remaining 50% of each award will vest based upon our earnings per share performance over three-year performance periods (“EPS Units”).  We believe Adjusted EBITDA and earnings per share based metrics are critical to measuring the growth in our business, and we believe that successful Adjusted EBITDA and earnings per share growth will lead to the creation of long term value for our shareholders.

We must achieve a 10% growth rate for the threshold number of EBITDA Units and EPS Units to vest for any performance year, and the target number of EBITDA Units and EPS Units will only vest in any performance year if we are able to achieve a 20% growth rate.  The Compensation Committee determined to move away from its historical practice of granting only time-based equity awards and introduced the PBRSUs in order to further align the interests of our executives with those of shareholders by strengthening the relationship between executive pay and our performance against two critical performance metrics that we believe will drive value creation for our shareholders.

100% of long-term incentives granted in the form of PBRSUs, with target number of EBITDA Units and EPS Units only eligible to vest if we achieve a 20% growth rate for each performance year.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee of our Board has the authority to determine the amount of compensation given to each of the Named Executive Officers.  The Compensation Committee implements our executive compensation philosophy, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans.  In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers.  All of the members of the Compensation Committee are independent directors.

The elements of our executive compensation program were each approved by the Compensation Committee.  None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers).  In 2017, the Compensation Committee hired Willis Towers Watson and Performensation to evaluate and compare the compensation practices for executive management and the Board. The Compensation Committee was directly responsible for the appointment, compensation and oversight of both Willis Towers Watson and Performensation and, at the time of their appointment, assessed the independence of each of Willis Towers Watson and Performensation pursuant to applicable SEC and Nasdaq Rules and concluded that no conflict of interest existed with respect to such consultant’s services to the Compensation Committee. Willis Towers Watson and Performensation both reported only to the Compensation Committee, and did not perform any other services for us. As a result of the work performed, we introduced PBRSUs into our executive compensation program in 2018, and structured the new EBITDA Units and EPS Units so that we must achieve a 20% growth rate for each performance year for the target number of EBITDA Units and EPS Units to vest for any performance year. Willis Towers Watson and Performensation did not perform any services for us during 2019.

As part of their work for the Compensation Committee, Willis Towers Watson provided the Compensation Committee with general compensation studies in 2017 and 2018. These studies included companies of similar size and complexity, based on publicly available data, and the Compensation Committee then compared the compensation of Willdan’s executive management with those companies. These studies showed that as a general matter, Willdan’s executive management was undercompensated compared to the companies that were of a similar size in these non-customized studies. This analysis contributed to the Compensation Committee adjusting executive compensation in 2018 and 2019. In setting compensation levels for 2019, our Compensation Committee also considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance and budget considerations.

Role of Shareholder Say-on-Pay Votes

The Company annually offers shareholders the opportunity to cast an advisory vote on our executive compensation program.  This annual vote is known as the “say-on-pay” proposal. At our annual general meeting in 2019, approximately 45.5% of votes cast were in favor of our executive compensation program in 2019. The Compensation Committee recognizes that shareholders failed to approve our 2019 say-on-pay proposal. Following the 2019 say-on-pay vote, the Compensation Committee undertook a review of our executive compensation program and determined to make several important changes for 2019 in order to address shareholders’ concerns:

➢

In order to increase the performance-based nature of our executive compensation program, the Compensation Committee determined to grant 100% of the long-term equity incentive awards for each of our Named Executive Officers in the form of PBRSUs. No Named Executive Officers received any time-based equity awards during 2019.

➢

The Compensation Committee eliminated the additional option award that it granted to our President and Chief Executive Officer during 2018.  As a result, the grant date fair value of the long-term incentive awards granted to our President and Chief Executive Officer decreased from $3,323,798 in 2018 to $1,810,985 in 2019, a decrease of approximately 46%.

Responsive to Shareholder Concerns:

100% of 2019 Named Executive Officer equity grants made in PBRSUs

Grant date value of President and Chief Executive

Officer equity grants decreased from approximately $3.3 million in 2018 to approximately $1.8 million in 2019, a decrease of approximately 46%.

We believe we have continued to enhance our executive compensation program in response to evolving compensation practices and feedback from our shareholders. When making future compensation decisions for Named Executive Officers, the Compensation Committee will continue to consider the opinions that shareholders express through say-on-pay votes.

Executive Compensation Program Elements

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation.  Decisions regarding increases to base salaries are made at the discretion of our Compensation Committee.  In reviewing base salary levels for our Named Executive Officers, our Compensation Committee primarily considers and assesses the following factors: each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own compensation).

During 2019, the Compensation Committee approved base salary increases for Dr. Brisbin, Mr. Bieber, Ms. McLaughlin, and Mr. Chow to recognize their leadership and experience. When approving the base salary increases, the Compensation Committee also specifically took into account the Company’s larger size and scale as a result of the Company’s growth and the completion of The Weidt Group, Inc., Onsite Energy Corporation, and Energy and Environmental Economics, Inc. acquisitions.

Named Executive Officer	Base Salary at end of 2018	Base Salary at end of 2019
Thomas D. Brisbin	$400,005	$448,473
Michael A. Bieber	$350,002	$390,389
Stacy B. McLaughlin	$198,557	$219,926
Daniel Chow	$270,005	$290,198
Micah H. Chen	$295,006	$295,006

Annual Bonuses

We determined to award performance bonuses to all of our Named Executive Officers in 2019.  The Compensation Committee determined the amount of each executive’s bonus in its discretion, and did not use any formulaic bonus metric. The Compensation Committee instead evaluated the Company’s overall performance against several metrics, including our revenue growth, EBITDA, earnings per share, and the ratio of EBITDA to our net revenue. The Compensation Committee also evaluated each executive’s individual performance during 2019 (with input from our Chief Executive Officer for the other Named Executive Officers).

In determining the amount of each executive’s 2019 bonus, the Compensation Committee primarily considered our strong 62.8% growth in revenue and 48.4% growth in adjusted EBITDA, and the work required of our executives to complete the acquisitions of The Weidt Group Inc., Onsite Energy Corporation, and Energy and Environmental Economics, Inc. during 2019. The Compensation Committee also considered budget considerations, each executive’s level of responsibility and performance, internal pay equity, and the recommendations of our Chief Executive Officer (other than with respect to his own compensation). Despite our strong year, the Compensation Committee determined to award our President and Chief Executive Officer a bonus payment that was less than his 2018 bonus payment.

Long-Term Equity Awards

Our 2008 Performance Incentive Plan permits us to award all types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards.

As noted above, our Compensation Committee determined to introduce PBRSUs into our executive compensation program in 2018. For 2019, 100% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was granted in the form of PBRSUs. This was a significant increase over 2018, where 50% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was in PBRSUs. The Compensation Committee also eliminated the additional option award that it granted to our President and Chief Executive Officer during 2018, and did grant any options or other additional equity awards to our Chief Executive Officer during 2019.

In determining the level of awards granted to each of the Named Executive Officers, our Compensation Committee primarily took into account the executive’s level of responsibility and performance for the overall operations of the Company, internal pay equity, historical Company practices, each executive’s performance, and budget considerations. In determining the grant date fair value of the award for our President and Chief Executive Officer, the Compensation Committee determined to decrease the value of his award from $3,323,798 in 2018 to $1,810,985 in 2019, a decrease of approximately 46%.

Under our PBRSU design, 50% of the target number of shares subject to each award will be EBITDA Units, and the remaining 50% of the target number of shares subject to each award will be EPS Units.  The Compensation Committee determined to move away from its historical practice of granting only time-based equity awards and introduced the PBRSUs in order to further align the interests of our executives with those of shareholders by strengthening the relationship between executive pay and our performance against two critical performance metrics that we believe will drive value creation for our shareholders.

In general, an equal number of EPS Units are eligible to vest based on the Company’s EPS growth as of the end of each calendar year (each, a “Performance Year”), generally subject to the executive’s continued employment through the end of the applicable Performance Year.  For purposes of the EPS Units, EPS means the Company’s trailing three year numerical average diluted earnings per share for the applicable Performance Year as determined in accordance with GAAP, before stock compensation expense net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction.

The chart below shows the EPS growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each Performance Year, and the corresponding percentage of the target number of EPS Units related to that Performance Year eligible to vest.  Results between the points in the chart will be interpolated on a linear basis.    If the threshold performance level is not achieved for any Performance Year, all of the EPS Units related to that Performance Year will be forfeited.

Performance	EPS Growth Rate Achieved	% of Target EPS Units Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

For the 2019 Performance Year, we achieved an actual EPS growth rate in excess of 30%, which resulted in each Named Executive Officer vesting in 250% of his or her target number of EPS Units for the 2019 Performance Year.

In general, an equal number of EBITDA Units are eligible to vest based on the Company’s adjusted EBITDA growth as of the end of each Performance Year, generally subject to the executive’s continued employment through the end of the applicable Performance Year.  For purposes of the EBITDA Units, adjusted EBITDA means the Company’s net income (loss) for the applicable Performance Year as determined in accordance with GAAP, plus (1) interest expense (loss), (2) income tax expense (benefit), (3) stock-based compensation, (4) interest accretion, (5) depreciation and amortization, and (6) plus or minus the effect of any extraordinary item or extraordinary transaction.  For purposes of setting the adjusted EBITDA goals, the baseline was the adjusted EBITDA forecast for 2017 of $20,100,000.

The chart below shows the adjusted EBITDA growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each Performance Year, and the corresponding percentage of the target number of EBITDA Units related to that Performance Year eligible to vest.  Results between the points in the chart will be interpolated on a linear basis.  If the threshold performance level is not achieved for any Performance Year, all of the EBITDA Units related to that Performance Year will be forfeited.

	Adjusted EBITDA Growth Rate	% of Target EBITDA Units
Performance	Achieved	Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

For the 2019 Performance Year, we achieved an actual adjusted EBITDA growth rate in excess of 30%, which resulted in each Named Executive Officer vesting in 250% of his or her target number of EBITDA Units for the 2019 Performance Year.

Severance

Dr. Brisbin and Mr. Chow are employed pursuant to employment agreements or offer letters that provide specified levels of severance benefits if the executive’s employment is terminated by us without “cause” or, in the case of Dr. Brisbin, by the executive for a “good reason.”  The level of each executive’s severance benefits was negotiated and established in connection with the executive’s entry into his employment agreement or offer letter, and has been determined to be appropriate by the Compensation Committee based on the executive’s level of responsibility and performance for the overall operations of the Company, long-term market trends, and budget considerations.  Severance benefits for Dr. Brisbin are based on a multiple of “2x” his base salary and severance benefits for Mr. Chow are based on a multiple of “0.25x” base salary (or three months of base salary in total).  Severance benefits for Dr. Brisbin also includes payment of the executive’s target bonus for the year of termination of employment.

Ms. McLaughlin, Mr. Bieber and Mr. Chen are not party to employment agreements or offer letters with us that provide for the payment of severance benefits for any type of termination of employment.

None of our Named Executive Officers is entitled to receive any automatic “single trigger” equity acceleration, as our equity awards will only vest in connection with a change in control of the Company if they are not substituted or assumed in connection with the transaction.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code.  Instead, our 2008 Performance Incentive Plan generally provides that awards or payments under the 2008 Plan are automatically “cut back” in such circumstances in order to avoid triggering these excise taxes.

Other Benefits

While employed, we provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year.  Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, our Compensation Committee notes this deductibility limitation.  However, our Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our shareholders, including awarding compensation that may not be deductible for tax purposes.  There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement.  Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board

Raymond W. Holdsworth (Chair)
Debra Coy
Douglas J. McEachern
Mohammad Shahidehpour

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information regarding compensation during fiscal 2019, fiscal 2018 and fiscal 2017  of our named executive officers (the “Named Executive Officers”).  The Named Executive Officers include our principal executive officer, principal financial officer, and our three other most highly compensated executive officers.

Summary Compensation Table—Fiscal 2019, Fiscal 2018 and Fiscal 2017

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Thomas D. Brisbin(5)	2019	448,473	325,000	1,810,985	—	13,800	2,598,258
Chairman of the Board and Chief Executive Officer	2018	390,389	365,000	1,722,685	1,601,113	13,800	4,092,987
	2017	333,661	175,000	—	—	14,175	522,836

Michael A. Bieber	2019	390,389	250,000	1,376,361	—	3,750	2,020,500
President	2018	340,390	150,000	1,168,963	320,223	3,750	1,983,326
	2017	290,220	110,000	93,957	197,399	3,750	695,326

Stacy B. McLaughlin	2019	219,926	60,000	253,541	—	21,559	555,026
Vice President and Chief Financial Officer	2018	194,709	60,000	246,101	—	4,250	505,060
	2017	178,547	33,797	37,577	78,962	16,268	345,151

Daniel Chow	2019	290,198	70,000	325,968	—	9,240	695,406
Chief Operating Officer	2018	266,161	70,000	307,621	—	10,770	654,552
	2017	238,023	50,000	155,353	316,225	9,270	768,871

Micah H. Chen	2019	295,006	60,000	253,541	—	16,096	624,643
General Counsel	2018	278,093	30,000	246,101	—	—	554,194

(1)	The amounts reported under “Bonus” for 2019 include discretionary performance bonuses paid for 2019, as described in the “Compensation Discussion and Analysis” section above.

(2)

The amounts reported under “Stock Awards” for 2019 represent the aggregate grant date fair value of the EBITDA Units and EPS Units granted to our Named Executive Officers during fiscal 2019 (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards and performance-based restricted stock units contained in Note 10 (Equity Plans) to our consolidated financial statements, included as part of our 2019 Annual Report filed on Form 10-K. The EBITDA Units and EPS Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date.  If we achieve the highest level of performance under the EBITDA Units and EPS Units, the total grant date fair value for the EBITDA Units and EPS Units would increase to the following amounts: Dr. Brisbin ($4,527,462); Mr. Bieber ($3,440,903); Mrs. McLaughlin ($633,853); Mr. Chow ($814,919); and Mr. Chen ($633.853).

(3)

The amounts reported under “Option Awards” represent the aggregate grant date fair value of option awards granted to our Named Executive Officers (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards contained in Note 10 (Shareholders’ Equity) to our consolidated financial statements, included as part of our 2019 Annual Report filed on Form 10-K.

(4)

The amounts reported under “All Other Compensation” for 2019 include $3,000 in matching contributions made by us for each of our Named Executive Officers and, other than Mr. Bieber, Mrs. McLaughlin and Mr. Chen, automobile allowances paid to them or use of a company vehicle. The balance of the amounts under “All Other Compensation” for Ms. McLaughlin and Mr. Chen for 2019 represents cashing out of accumulated paid-time-off.

(5)	Dr. Brisbin served on the Board during fiscal 2019, 2018 and 2017. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in each applicable fiscal year.  As described in the “Compensation Discussion and Analysis” section above, the primary elements of each Named Executive Officer’s total compensation reported in the table for 2019 are base salary, performance bonus and a long-term equity incentive award consisting of EBITDA Units and EPS Units.  Named Executive Officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnote (4) to the table.

The Summary Compensation Table should be read in conjunction with the “Compensation Discussion and Analysis” section above and the tables and narrative descriptions that follow.  A description of the material terms of each Named Executive Officer’s employment agreement, if any, is provided immediately following this paragraph.

Description of Employment Agreements, Salary and Bonus Amounts

On May 3, 2011, we entered into an amended and restated employment agreement with Dr. Brisbin.  This employment agreement provides for “at-will” employment and does not include a specified term.  This agreement provides for Dr. Brisbin to receive a base salary and an annual incentive bonus as determined by the Compensation Committee.  The annual target bonus for Dr. Brisbin under this agreement is 100% of his annual base salary.  Dr. Brisbin is also entitled to participate in benefit plans made available to our employees generally.

On October 29, 2008, we entered into an offer letter with Mr. Chow.  The letter provides that Mr. Chow’s employment is on an “at-will” basis and for his initial base salary to be $205,000 per year (which has been subsequently increased to approximately $290,198 per year).

On December 17, 2014, we entered into an offer letter with Mr. Bieber.  The letter provides that Mr. Bieber’s employment is on an “at-will” basis and for his initial base salary to be $270,000 per year (which has been subsequently increased to approximately $390,389 per year).

The Company has not entered into an employment agreement or offer letter with Mrs. McLaughlin or Mr. Chen.

The provisions of these agreements relating to severance benefits following a termination of the Named Executive Officer’s employment are described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards in Fiscal 2019

The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2019 under the 2008 Plan. Please see the “Compensation Discussion and Analysis” section above for a description of the material terms of the awards.

		Estimated Future Payouts				All Other
		Under Equity Incentive				Option Awards:		Grant Date
	Grant Date	Plan Awards				Number of		Fair Value of
						Securities	Exercise or	Options Awards
						Underlying	Base Price of	and
		Threshold	Target		Maximum	Options	Option Awards	Stock Awards
Name		(#)	(#)		(#)	(#)	($/Sh)	($)
Thomas D. Brisbin	6/13/2019	1	56,085	(1)	140,213	—	—	1,810,985
Michael A. Bieber	6/13/2019	1	42,625	(1)	106,563	—	—	1,376,361
Stacy B. McLaughlin	6/13/2019	1	7,852	(1)	19,630	—	—	253,541
Daniel Chow	6/13/2019	1	10,095	(1)	25,238	—	—	325,968
Micah H. Chen	6/13/2019	1	7,852	(1)	19,630	—	—	253,541

(1)	Consists of 50% EBITDA Units and 50% EPS Units that vest over a period of two years subject to the achievement of the applicable performance requirements.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table presents information regarding the outstanding option and restricted stock or unit awards held by each Named Executive Officer as of December 27, 2019.

	Options Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout Value
	Numbers of	Number of							Unearned		of Unearned
	Securities	Securities				Number of		Market Value	Shares, Units		Shares, Units
	Underlying	Underlying				Shares or Units		of Shares or	or Other		or Other
	Unexercised	Unexercised		Option		of Stock that		Units of Stock	Rights That		Rights That
	Options	Options		Exercise	Option	Have Not		That Have Not	Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested	Vested		Vested
Name	(#)	(#)		(#)	Date	(#)		($)	(#)		($)
Thomas D. Brisbin	50,000	—		2.71	8/12/2020	—		—	—		—
	25,000	—		4.01	6/6/2021	—		—	—		—
	50,000	—		7.13	6/6/2024	—		—	—		—
	50,000	—		13.91	6/5/2025	—		—	—		—
	100,000	—		16.27	11/3/2026	—		—	73,620	(7)	1,615,223
	41,666	83,334	(1)	31.73	9/4/2028	—		—	140,213	(8)	4,527,462

Michael A. Bieber	100,000	—		13.49	12/31/2024	1,134	(5)	31,967	—		—
	25,000	—		13.91	6/5/2025	—		—	—		—
	25,000	—		9.13	3/10/2026	—		—	—		—
	50,000	—		16.27	11/3/2026	—		—	—		—
	11,111	5,556	(2)	28.19	3/8/2027	—		—	49,950	(7)	1,095,903
	8,333	16,667	(1)	31.73	9/4/2028	—		—	106,563	(8)	3,440,903

Stacy B. McLaughlin	1,667	—		14.01	11/5/2024	454	(5)	12,798	—		—
	10,000	—		13.86	3/26/2025	—		—	—		—
	15,000	—		9.13	3/10/2026	—		—	—		—
	15,000	—		16.27	11/3/2026	—		—	10,518	(7)	230,754
	4,444	2,223	(2)	28.19	3/8/2027	—		—	19,630	(8)	633,853

Daniel Chow	10,000	—		2.71	8/12/2020	907	(5)	25,568	—		—
	7,000	—		3.84	3/26/2022	907	(6)	27,264	—		—
	5,000	—		7.13	6/6/2024	—		—	—		—
	5,000	—		14.01	11/5/2024	—		—	—		—
	30,000	—		16.27	11/3/2026	—		—	—		—
	8,888	4,445	(2)	28.19	3/8/2027	—		—	13,153	(7)	288,566
	8,888	4,445	(3)	30.06	10/31/2027	—		—	25,238	(8)	814,919

Micah H. Chen	46,666	23,334	(4)	32.79	7/17/2027	—		—	10,518	(7)	230,754
	—	—		—	—	—		—	19,630	(8)	633,853

(1)	These options were granted on September 4, 2018 and vest in substantially equal annual installments over three years from their grant date.

(2)	These options were granted on March 8, 2017 and vest in substantially equal annual installments over three years from their grant date.

(3)	These options were granted on October 31, 2017 and vest in substantially equal annual installments over three years from their grant date.

(4)	These options were granted on July 17, 2017 and vest in substantially equal annual installments over three years from their grant date.

(5)	These restricted stock awards were granted on March 8, 2017 and vest in substantially equal annual installments over three years from their grant date.

(6)	These restricted stock awards were granted on October 31, 2017 and vest in substantially equal annual installments over three years from their grant date.

(7)	These performance based restricted stock units were granted on March 6, 2018 and vest in substantially equal annual installments over four years from their grant date.

(8)	These performance based restricted stock units were granted on June 13, 2019 and vest in substantially equal annual installments over two years from their grant date.

Option Exercises and Stock Vested in Fiscal 2019

The following table presents information regarding the options exercised by each Named Executive Officer and stock awards vested during fiscal 2019, if any.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)
Thomas D. Brisbin	50,000	1,617,155	62,670	2,396,578
Michael A. Bieber	—	—	34,400	1,311,660
Stacy B. McLaughlin	—	—	7,450	283,622
Daniel Chow	—	—	13,920	523,502
Micah H. Chen	—	—	7,010	267,782

(1)

The amounts reported as the “Value Realized on Exercise” (if any) are determined by multiplying (i) the number of shares of common stock to which the exercise of the option related by (ii) the difference between the per-share price of the common stock on the exercise date and exercise price of the options.

(2)

The amounts reported as the “Value Realized on Vesting” (if any) are determined by multiplying (i) the number of shares of common stock that vested by (ii) the per-share price of the common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Outstanding options and restricted stock and unit awards issued under our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction.

In addition, the terms of the EBITDA Units and EPS Units provide that in the event a change in control occurs before the end of any Performance Year, the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance through the date of the change in control will become eligible to vest (with the number of units earned based on actual performance for Performance Years yet to begin measured on an average basis based on actual performance in all completed Performance Years).  Any EBITDA Units and EPS Units that become eligible to vest will vest on the first anniversary of the date of the change in control, or earlier upon a Named Executive Officer’s termination of employment by the Company without cause, by the executive for a “good reason,” or due to an executive’s death or disability. Upon a Named Executive Officer’s death or disability at any time (whether or not in connection with a change in control), the executive will become vested in the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance for the then in-progress Performance Year, and in the target number of each type of units for all Performance Years that have yet to begin.

The employment agreement entered into with Dr. Brisbin provides for severance benefits upon certain terminations of his employment with us.  If such Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason (as such terms are defined in his employment agreement), the Named Executive Officer will be entitled to a severance benefit equal to two times his base salary at the annualized rate then in effect, paid in 24 equal installments.  In addition, the Named Executive Officer would be entitled to payment of his target bonus for the year in which such a termination of employment occurs.  The Named Executive Officer’s right to receive the severance benefits described above is contingent on the executive providing a general release of claims in favor of the Company and complying with certain non-solicitation and other restrictive covenants set forth in his employment agreement.

Mr. Chow’s offer letter provides that if his employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to three months of his base salary.  Mr. Bieber’s offer letter does not provide for any additional severance benefits.  As noted above, Mrs. McLaughlin and Mr. Chen are not party to an employment agreement or offer letter with the Company.

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer in the event the Named Executive Officer’s employment is terminated as described above.  In accordance with applicable SEC disclosure rules, these estimates assume a termination date of December 27, 2019.

		Continued Health	Equity
	Severance	Coverage	Acceleration (1)	Total
Name	($)	($)	($)	($)
Thomas D. Brisbin	1,200,000	—	3,063,222	4,263,222
Michael A. Bieber	—	—	2,328,071	2,328,071
Stacy B. McLaughlin	—	—	428,857	428,857
Daniel Chow	67,500	—	551,364	618,864
Micah H. Chen	—	—	428,857	428,857

(1)

Represents the value of the actual number of EBITDA Units and EPS Units earned for the 2019 Performance Year, and the value of the target number of EBITDA Units and EPS Units for all future Performance Years.  The value of the EBITDA Units and EPS Units is based on the $31.21 closing price of our common stock on December 27, 2019.

Pay Ratio Disclosure

The 2019 annual total compensation of the Company’s Chief Executive Officer was $2,598,258.  The 2019 annual total compensation of our median employee (excluding our Chief Executive Officer) was $56,479.  The ratio between the two amounts is 84.5.  The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

To determine the pay ratio, we took the following steps:

➢

We identified the median employee using our employee population consisting of 1,450 employees on December 27, 2019 (excluding our Chief Executive Officer).  We identified the median employee based on gross wages paid in 2019 as reported on Form W-2.  We did not make any assumptions, adjustments or estimates with respect to gross wages paid in 2019.

➢

As required under the SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our Chief Executive Officer using the same methodology that we used to determine our Named Executive Officers’ annual compensation for the Summary Compensation Table above.

This information is being provided for compliance purposes.  Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.  Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2019

The following table presents information regarding the compensation earned during fiscal 2019 by individuals who were members of our Board at any time during fiscal 2019 and were not employed by us or any of our subsidiaries (referred to herein as “Non-Employee Directors”).  Dr. Brisbin is a Named Executive Officer and his compensation is presented above under “Executive Compensation” in the Summary Compensation Table and related explanatory tables.  Dr. Brisbin is not entitled to additional compensation for his services as a director.

	Fees
	Earned or	Stock	Option	All Other
	Paid in Cash	Awards (1), (2)	Awards	Compensation	Totals
Name	($)	($)	($)	($)	($)
Steven A. Cohen	49,500	70,005	—	—	119,505
Robert A. Conway (3)	12,000	70,005	—	—	82,005
Debra Coy	49,000	70,005	—	—	119,005
Raymond W. Holdsworth	57,500	70,005	—	—	127,505
Douglas J. McEachern	62,500	70,005	—	—	132,505
Dennis V. McGinn	46,500	70,005	—	—	116,505
Keith W. Renken	60,000	70,005	—	—	130,005
Mohammad Shahidehpour	54,875	70,005	—	—	124,880
Curtis S. Probst (4)	12,000	—	—	—	12,000

(1)

The amounts reported under “Stock Awards” above represent the aggregate grant date fair value of restricted stock awards granted to our Non-Employee Directors during fiscal 2019 (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards contained in Note 10 (Equity Plans) to our consolidated financial statements, included as part of our 2019 Annual Report filed on Form 10-K.

(2)

As of December 27, 2019, (i) Messrs. Cohen, Holdsworth, McEachern, Renken and Shahidehpour each held 4,327 unvested and outstanding restricted stock awards, (ii) Ms. Coy held 5,451 unvested and outstanding restricted stock awards and (iii) Mr. McGinn  held 4,635 unvested and outstanding restricted stock awards.

(3)	Mr. Conway resigned from the Board of Directors effective September 5, 2019. As of December 27, 2019, Mr. Conway held no unvested and outstanding restricted stock awards.

(4)	Mr. Probst resigned from the Board of Directors effective April 10, 2019. As of December 27, 2019, Mr. Probst held no unvested and outstanding restricted stock awards.

Compensation for Non-Employee Directors during fiscal 2019 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a restricted stock grant award.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during fiscal 2019.

Type of Fee	Dollar Amount
Annual Board Retainer	$36,000
Additional Annual Retainer to Lead Director	$15,000
Additional Annual Retainer to Chair of Audit Committee	$16,500
Additional Annual Retainer to Chair of Compensation Committee	$11,000
Additional Annual Retainer to Chair of Strategy, Mergers and Acquisitions Committee	$7,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	$7,500
Additional Annual Retainer to Member of Audit Committee	$7,500
Additional Annual Retainer to Member of Compensation Committee	$5,500
Additional Annual Retainer to Member of Strategy, Mergers and Acquisitions Committee	$4,500
Additional Annual Retainer to Member of Nominating and Governance Committee	$4,500
Additional Daily Fee for Attendance at Board Meetings (1)	$1,500
Additional Daily Fee for Attendance at Committee Meetings (1)	$1,000

(1)

Directors only receive one fee for meetings per day after a minimum of: (i) 4 Board meetings, (ii) 6 Audit Committee meetings or (iii) 5 Compensation Committee, Nominating and Governance Committee or Strategy, Mergers and Acquisitions Committee meetings.

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Restricted Stock Awards

In June 2019,  Messrs. Cohen, Conway, Holdsworth, McEachern, McGinn, Renken, and Shahidehpour and Ms. Coy were granted a restricted stock award of 2,168 shares under the 2008 Plan.  Each restricted stock award granted to our Non-Employee Directors in fiscal 2019 is subject to a two year vesting schedule, with 50% of the award vesting on each of the first and second anniversaries of the grant date, subject in each case to the Non-Employee Director’s continued service through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 27, 2019.  Our equity compensation plans consist of our 2006 Plan, our 2008 Plan and our ESPP. The table below is presented assuming the maximum number of shares potentially issuable under the EBITDA Units and EPS Units become vested and payable.

Number of
securities
remaining available
for future issuance
under equity
	Number of securities		compensation
	to be issued upon	Weighted-average	plans
	exercise of	exercise price of	(excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,123,844	$17.80	1,096,992
Equity compensation plans not approved by security holders	—	—	—
Totals	1,123,844	$17.80	1,096,992

(1)

Represents 418,441 shares available for future issuance under our 2008 Plan, and 678,551 shares available for future issuance under our ESPP.  Shares available under our 2008 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan), including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

The following provides a description of certain relationships and related transactions since the beginning of fiscal 2019 between some of our directors, executive officers and holders of 5% or more of our common stock and us or our subsidiaries and affiliates involving an amount that exceeded or may exceed $120,000 in the aggregate.

Tax Agreements.  In connection with our initial public offering in November 2006, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders at the time of our initial public offering, including Mr. Westfall, a member of our Board until his retirement on March 14, 2018.  Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation.  Such indemnification also includes any losses, costs or expenses, including reasonable attorneys’ fees, arising out of a claim for such tax liability. In fiscal 2019, we did not incur any indemnification related expenses as a result of the Tax Agreement.

Indemnification of Officers and Directors.  We have entered into indemnification agreements with all of our current executive officers and directors.  These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified.  Additionally, we may enter into indemnification agreements with any future directors or executive officers. In fiscal 2019, we did not incur any indemnification related expenses as a result of indemnification agreements with our current executive officers and directors.

Related Person Transaction Policy

In March 2007, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a “Related Person Transaction”) shall be subject to review and approval or ratification by the Audit Committee.  In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company’s ordinary course of business, (iv) whether the transaction with the “related person” is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Audit Committee or the Board.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and financial reporting process, including our internal control over financial reporting, and for preparing our consolidated financial statements.   Crowe LLP, an independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America in all material respects.  In this context, the responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the independent audit of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Crowe LLP our audited consolidated financial statements as of and for the year ended December 27, 2019.   The Audit Committee also discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee received the written communication from Crowe LLP under the applicable requirements of the PCAOB, which requires our independent registered public accounting firm to disclose in writing to the Audit Committee, at least annually, all relationships between them and us that, in their judgment, reasonably may be thought to bear on independence and to discuss their independence with the Audit Committee.   The Audit Committee discussed with Crowe LLP its independence and considered in advance whether the provision of any non-audit services by Crowe LLP is compatible with maintaining its independence.  The Audit Committee also received and reviewed a report by Crowe LLP outlining communications required by Nasdaq listing standards (1) reviewing the firm’s internal quality control procedures; (2) describing any material issue raised by (a) the most recent internal quality control review of the firm, (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (3) assessing Crowe LLP’s independence, including all relationships between Crowe LLP and the Company.

Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of Crowe LLP dated March 5, 2020, regarding our audited consolidated financial statements as of and for the year ended December 27, 2019, and subject to the limitations on the responsibilities of the Audit Committee noted above and in the Audit Committee’s charter, the Audit Committee recommended to the Board, and the Board approved, that such audited and consolidated financial statements be included in our annual report on Form 10-K for the year ended December 27, 2019, that was filed with the SEC.

Members of the Audit Committee*

Douglas J. McEachern (Chair)

Debra Coy

Keith W. Renken

*Mr. Conway was appointed to the Audit Committee effective April 10, 2019 and resigned from the Board effective September 5, 2019.

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts.  The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

OTHER INFORMATION

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company.  Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders.  Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means.  The Company anticipates out-of-pocket costs associated with proxy solicitation.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.  The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company’s Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn:  Secretary or upon oral request directed to the Company’s Secretary at (800) 424-9144.  Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.  Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 27, 2019, including the consolidated financial statements, schedules and list of exhibits, upon written request.  Requests should be sent to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN:  Investor Relations.  The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2021 annual meeting of stockholders (the “2021 Annual Meeting”) may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act.  To be eligible for inclusion in our proxy statement for our 2021 annual meeting, stockholder proposals must be received no later than December 23, 2020 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2021 Annual Meeting by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 Annual Meeting.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.  Stockholders who wish to nominate persons for election to the Board at the 2021 Annual Meeting or who wish to present a proposal at the 2021 Annual Meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than February 11, 2021 and no later than the close of business on March 13, 2021.  If, however, the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after June 11, 2021, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting, and no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the date on which public disclosure of the date of the 2021 Annual Meeting is first made by the Company.  In addition, with respect to nominations for directors, if the number of directors to be elected at the 2021 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by March 3, 2021 (100 days prior to the first anniversary of this year’s Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.  Any proposal nominating a director candidate must also comply with the requirements under Section 3.04(a) of our Bylaws.  If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2021 Annual Meeting.

Our Bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company’s Secretary and the stockholder must be entitled to vote at the Annual Meeting.

A stockholder notice to nominate a director or bring any other business before the 2021 Annual Meeting must set forth certain information specified in our Bylaws.  Any stockholder proposal should be mailed to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn:  Secretary.  Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market.  Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such reports furnished to us, the following officers, directors and greater than 10% stockholders failed to file certain reports required by Section 16(a) of the Exchange Act on a timely basis.

In fiscal 2019, (i) Micah H. Chen did not timely report two transactions on one Form 4 report, (ii) Paul M. Whitelaw did not timely report four transactions on three Form 4 reports, (iii) Stacy B. McLaughlin did not timely report three transactions on two Form 4 reports, (iv) Thomas D. Brisbin did not timely report two transactions on one Form 4 report, (v) Daniel Chow did not timely report two transactions on two Form 4 reports and (vi) Michael A. Bieber did not timely report three transactions on two Form 4 reports.

To our knowledge, based solely on our review of the copies of such reports electronically filed with the SEC, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

The Board does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting.  If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY.  PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

APPENDIX A

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Year Ended
	December 27,	December 28,
	2019	2018
Net income	$4,841	$10,030
Interest expense	4,900	700
Income tax expense (benefit)	(185)	2,131
Stock-based compensation	12,112	6,262
Interest accretion (1)	(302)	(1,425)
Depreciation and amortization	15,472	6,211
Transaction costs (2)	886	1,527
(Gain) Loss on sale of equipment	(8)	(14)
Adjusted EBITDA	$37,716	$25,422

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MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/WLDN or scan delete QR code and control # th∆e QR cod≈e — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WLDN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect eight members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified: For Withhold For Withhold For Withhold 01 - Thomas D. Brisbin 02 - Steven A. Cohen 03 - Debra Coy 04 - Raymond W. Holdsworth 05 - Douglas J. McEachern 06 - Dennis V. McGinn 07 - Keith W. Renken 08 - Mohammad Shahidehpour For Against Abstain For Against Abstain 2. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending January 1, 2021. 3. Approval, on a non-binding advisory basis, of named executive officer compensation. Note: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 8 2 B V 4 6 0 5 4 3 038XCB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR Proposal 2 and FOR Proposal 3. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Stockholders of Willdan Group, Inc. will be held on Thursday, June 11, 2020 at 10:00am Pacific Daylight Time, virtually via the internet at www.meetingcenter.io/255118843. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — WLDN2020. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 11, 2020 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Michael Bieber and Micah Chen, or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held virtually via the internet at www.meetingcenter.io/255118843, on June 11, 2020 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 14, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” Proposal 2 and “FOR” Proposal 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Willdan Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WLDN